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                                                                  EXHIBIT-10(11)

                                 Amendment dated
                              December 10, 1998 to
                        the Harrah's Entertainment, Inc.
                    Annual Management Bonus Plan (the "Plan")
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      Pursuant to approval by the Human Resources Committee of the Harrah's
Entertainment, Inc. Board of Directors, the Plan is amended as follows:

      1. The following paragraph is added at the end of the Section "Personal Eligibility":

            "Commencing with the plan year 1999, eligibility is extended to employees of an Operating Unit who are in grades 18 and 19, with the Chief Executive Officer having discretion to make exceptions regarding the eligibility of positions within these grade levels."

      2. The following paragraph is added at the end of the Section"Meeting Operating Unit Objectives, The Bonus Pool":

            "The Chief Executive shall have discretion to approve and modify the Bonus Matrix for employees in grades 18 through 29."

      3. The following paragraph is added at the end of the Section "Approval and Payment of Annual Bonus Plan Awards":

            "The Chief Executive Officer shall have discretion to resolve and approve exceptions and adjustments to objectives and bonus points and other bonus plan issues that have their source or basis at operating properties, which decisions will also roll up to Division bonus calculations."
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      IN WITNESS WHEREOF, this Amendment has been executed as of the date written above.

                                    Harrah's Entertainment, Inc.


                                    By:   /s/ Neil F. Barnhart
                                          ---------------------------
                                    Title:      Vice President
                                          ---------------------------


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